Exhibit 10(a)

                  2005 DEFERRED COMPENSATION PLAN FOR DIRECTORS

     BE IT RESOLVED by the Directors of First Federal Bank ("Bank"), this 16th day of December 2004, that the following deferred compensation plan for directors of the Bank ("Plan") is hereby adopted.

1.   Purpose:  The  purpose of this Plan is to enable  Directors  of the Bank to
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     elect to  receive  their  fees as  members  of the Board of  Directors  and special compensation for services on Committees of the Board in the form most advantageous to them. The Plan permits them to elect to receive this compensation either currently or to defer it and to further elect that it be held for them as a contractual obligation of the Bank. The Plan as adopted is intended to comply with the requirements of Section 409A of the Internal Revenue Code ("Code") promulgated in the 2004 American Jobs Creation Act ("AJCA").

2.   Effective Date: The Plan shall be effective from and after January 1, 2005.
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3.   Eligibility: All Directors of the Bank who are Directors as of January 1 of
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     any year will be eligible to participate in the Plan during that year.

4.   Compensation  Covered  by the Plan:  The  compensation  covered by the Plan
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     ("Covered  Compensation")  will be fees  paid to  members  of the  Board of
     Directors for their services as such and for services on Committees of the Board of Directors. Compensation for Directors who are also Bank employees and special compensation for services rendered to the Bank as part of their business or professional activities, such as legal, investment advisory and like services, will not be Covered Compensation for purposes of the Plan.

5.   Election to Defer:  Each Director may, in lieu of receiving current covered
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     compensation,  elect to defer all or  one-half of such  Director's  Covered
     Compensation by filing an election in the form of Exhibit A hereto. Such election form must be filed in the manner set forth in Paragraph 8 hereof.

6.   Investment of Deferred Covered Compensation in Cash: The Bank will maintain
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     a special memorandum account of such Covered Compensation for the Directors who make a deferral election. As of the last day of each month, the Bank shall credit to the special memorandum account the amounts of Covered Compensation accrued for that month. At the end of each month, the special memorandum account will be credited with interest on the amount in such account at the beginning of that month at a rate equal to the average weighted cost of certificates of deposit for the previous month.

7.   Distribution of Deferred Covered  Compensation:  At the time of election to
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     defer, each Director also shall elect the time at which and manner in which the value of the compensation so deferred shall be distributed to the Director. Such election shall be irrevocable, except as set forth herein. A Director (or his or her designee) shall be entitled to elect to receive, or to commence receiving, his or her deferred compensation as follows:

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     (a)  in the event of the Director's death (provided, in the case of the
          Director's death, the deferred compensation will be paid to the Director's beneficiary designated on Exhibit A or on a subsequently filed beneficiary designation);

     (b)  in the event the Director becomes "disabled" as defined in Code
          Section 409A. For these purposes, a Director will be disabled if the Director is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A Director will also be considered disabled hereunder if the Director's disability satisfies any other disability definition set forth in Treasury regulations or other guidance issued under Code Section 409A; and

     (c) upon "separation of service" as a Director of the Bank. For these purposes, whether the Director has had a "separation from service" will be determined in accordance with Code Section 409A, and any Treasury regulations or other guidance issued thereunder.

     Each Director shall be entitled to elect to receive the value of his or her deferred compensation in either a lump sum or in approximately equal monthly installments over a period of ten (10) years. A Director may elect to receive his or her deferred compensation in monthly installments over a period of time shorter than ten years.

8.   Manner of Election: Prior to January 1 of each year, each Director shall be
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     entitled  to file an  instrument  in the form of Exhibit A hereto  with the administrator exercising his or her election under Section 5 of the Plan. Such election shall be irrevocable with respect to the calendar year following the year in which it is filed. Subject to Section 409A and any Treasury regulations or other guidance issued thereunder, such election may not be revoked or amended at any time during the calendar year immediately following its filing. An election once filed shall continue in effect from year to year until revoked or amended by the Director. If a Director fails to file an election under the Plan or properly revokes a prior election, his or her covered compensation shall be paid to him or her in cash on a non-deferred basis.

9.   Administration  of the Plan:  The  administrator  of the Plan  shall be the
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     President  of the Bank or a Committee  of officers or employees of the Bank appointed by the President. The President shall, from time to time, advise Directors as to the identity of the administrator. The administrator shall interpret the Plan and make all decisions with respect to the rights of Directors hereunder, subject to the limitations set forth in Code Section 409A and any Treasury regulations or other guidance issued thereunder.

10.  Change of Form or Timing of Distribution:  A Director may not amend a prior
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     deferral  election to accelerate the form of distribution  from installment to lump sum or to otherwise accelerate the time of distribution, unless such accleration is specifically permitted by Code Section 409A , Treasury regulations and/or other guidance issued thereunder. Unless otherwise specified in Code Section 409A, Treasury regulations or other guidance issued thereunder, a Director may delay distributions or modify a previous deferral election to change from a lump sum distribution to annual installments upon separation from service, provided, however, if the Director does so, the following additional conditions must be satisfied:
     (i) the new deferral election is not effective for 12 months, (ii) the


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     original distribution date must be at least 12 months from the date of the change in the election and (iii) the new distribution date must be at least five (5) years after the original distribution date.

11.  Amendment or  Termination:  This Plan may be amended or  terminated  at any
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     time by the  Board  of  Directors  of the  Bank,  provided,  however,  that following such amendment or termination, distribution of a Director's deferred compensation will not be accelerated but will continue to be made
     in   accordance   with   the   Directors    previous   deferral   election.
     Notwithstanding anything herein to the contrary, if acceleration is permitted following termination of the Plan in accordance with Treasury regulations or other IRS guidance, then acceleration will be permitted but only in accordance with such guidance.

12. Interests in compensation deferred for the directors shall not be assignable or transferable except by will or the laws of descent and distribution. The establishment of this Plan gives the participant no right or security interest in any asset of the Bank or its subsidiaries.

13. This Plan is intended to comply with the requirements of Code Section 409A and the Treasury Regulations and other guidance issued thereunder. In the event that a provision set forth herein provides greater limitations than required under such guidance, the Plan shall be construed in accordance with the guidance.


     ADOPTED this 16th day of December 2004.

FIRST FEDERAL BANK
                                             By: /s/ Barry Backhaus
                                                 -------------------------------
                                                 Barry Backhaus
                                                 President and CEO


                                             and /s/ Suzette F. Hoevet
                                                 -------------------------------
                                                 Suzette F. Hoevet
                                                 Corporate Secretary




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                                    EXHIBIT A


                   DEFERRED COMPENSATION PLAN FOR DIRECTORS OF

                               FIRST FEDERAL BANK

                     Election as to Deferral of Compensation

     The undersigned, a Director of First Federal Bank ("Bank"), hereby elects to defer:

     _______ All

     _______ One half

of my covered compensation under the Deferred Compensation Plan for Directors of the Bank, and hereby directs that all of my deferred compensation be credited to the special memorandum account for such deferred compensation at the Bank.

1.   Time of Distribution: The value of my deferred compensation shall be
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     distributed to me, or such distribution shall commence:

     Upon the occurrence of the following events:

     (check all that apply)

     _______ (a) death;

     _______ (b) in the event I become disabled;

     _______ (c) termination of services as a director of the Bank;

2.   Manner of Distribution: Distribution shall be made as follows:
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     (check only one)

     _______ (a) in a lump sum

     _______ (b) in approximately equal monthly installments over 10 years

     _______ (c) in approximately equal monthly installments over _____ years

     (I understand that a change in form of distribution may only be made in accordance with the restrictions set forth in the Plan, and subject to Treasury regulations and guidance.)


3.   I designate  ________________________________________  as my beneficiary to receive any amounts payable under the Plan in the event of my death. (I understand that I may change my beneficiary designation at any time by filing a written change of beneficiary with the administrator.)

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     The foregoing shall be effective January 1, 2005, and shall remain in effect until revoked or amended by me, which revocation shall be effective on January 1 following the revocation.

     Executed on ________________________, 20____.




     Director                           _______________________________________